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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of La Jolla Pharmaceutical Company for the registration of 4,040,000 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

San Diego, California
February 24, 2000